(English Translation)

Exhibit 10.16
LOAN CONTRACT

Supervised by Bank of Beijing Co., Ltd.

Loan Contract

No.: 0019360

Borrower: Beijing PKU Chinafront Technology Co., Ltd. (hereinafter referred to as “Party A”)

Address: Room 717, E-wing Center, Haidian District     Post code: 100086

Organization code: 80202395-x             Legal Representative: Xia Shudong

Tel: 82671299                     Fax: 62637657

Bank: Bank of Beijing Youyi Branch             Account No.: 0109100960012015026942

Lender: Bank of Beijing Co., Ltd. Youyi Branch (hereinafter referred to as “Party B”)

Address: Haidian Sci-tech Mansion, No.3, Zhongguancun South Street Post code: 100081

Organization code:                 Legal Representative/ Principal: Xu Weihong

Tel: 82533012                    Fax: 82533055

In accordance with relevant laws, regulations and rules, this Contract is concluded by and between Party A and Party B through negotiations and by adhering to the principle of honesty, credit, equality and voluntariness, whereby both Parties will observe and implement the Contract.

Chapter 1 Loan Type

Article 1 Party B agrees to provide short-term loan (short-term/ medium/ long-term loan) to Party A as agreed in the Contract.

Chapter 2 Uses of Loan

Article 2 Loans under the Contract will be used to supplement the working capital. Without the written consent of Party B, Party A shall not make a bold to change the uses of loan determined in the Contract.

Chapter 3 Loan Amount and Term

Article 3 The loan under the Contract is denominated in RMB, with an amount of (in capital) THREE MILLION YUAN, (in figure) 3,000,000.

Article 4 The term of the loan hereof is one ~~month~~/ year, commencing from September 15, 2006 to September 15, 2007.

Article 5 Prior to the expiry of the loan term hereinbefore, in the event that Party A thinks it needs to extend the term, it shall render the Application for Loan Extension to Party B 30 days prior to the expiry of the loan. After acquiring the consent of Party B, Party A, Party B and its warrantor shall conclude a Loan Extension Agreement together.

Chapter 4 Loan Interest Rate and Interests

Article 6 Loan interest rate

6.1 The annual interest rate of the loan hereof is 6-12%, with monthly interest rate of 5-1%;

6.2 The interest rates of medium and long-term loans will be determined by year, and are subject to the initiation date of the loan term stipulated in the Contract. The next-year interest rate will be determined according to the loan interest rate of the corresponding level when each year of loan expires and will be carried out, which will not be deemed as a modification to the Contract;

6.3 In the event that the People’s Bank of China adjusts the interest rate or the method of determining interest rates during the implementation of the Contract and such adjustment applies to the loan hereof, the relevant provisions of the People’s Bank of China shall be carried out, which will not be deemed as a modification to the Contract.

Article 7 Interests

7.1 Interests of the loan hereof will be calculated by day as of the date when the loan is issued, and will be settled by quarter (~~month~~/ quarter). The date of interest settlement is the 20th of each last month of a quarter (~~month~~/ last month of a quarter);

7.2 In the event that the interest payment date is not the business day of Party B, the interest payment date will be extended to the following first business day of Party B;

7.3 Party A, when repaying the principal of the loan, shall clear the interests with the principal paid, and is not bounded by this Article;

7.4 Party B will collect the compound interests to the accrued interests of Party A in accordance with relevant provisions of the People’s Bank of China;

7.5 In case that the People’s Bank of China revises provisions on the calculation of interests during the implementation of the Contract, and the revision adapts to the loan hereof, Party B may follow the relevant provisions of the People’s Bank of China without informing Party B, which will not be deemed as a modification to the Contract.

Chapter 5 Loan Withdrawal

Article 8 Unless the following preconditions are satisfied, Party B is not obliged to provide the loan under the Contract to Party A:

8.1 Party A shall fill in relevant due bill of loan and provide relevant files and materials as required by Party B when making each withdrawal;

8.2 In case that the loan hereof is guaranteed, Party A shall transact the legal procedures in accordance with the requirements of Party B, such as the notarization and/ or registration of the Guaranty Contract, and guarantee that the guarantee will remain valid;

8.3 No breach of the contract events listed in the Contract happens.

Article 9 Party A shall act according to Article 9.1 when withdrawing loans under the Contract:

9.1 Single transfer: Party B will transfer the loan in full amount to that account that Party A opened at Party B on September 15, 2006;

9.2 Series transfer: the loan will be withdrawn according to the time and amount listed in the following table:

No.	Time of withdrawal	Amount (in capital)	Remarks
1
2
3
4
5

Article 10 Once the principal of the loan hereof has been transferred to the account of Party A in accordance with Article 8, it will be deemed that Party B has issued the loan, and Party A has committed to borrow the amount concerned, also, the loan provided by Party B begins to generate interests.

Article 11 In the event that the loan amount, loan date, repayment date are differentiated from that recorded on the due bill of loan, records on the due bill of loan shall prevail. The due bill of loan constitutes an ingredient of the Contract, and is of equal legal force as the Contract.

Chapter 6 Repayment of Loan

Article 12 Party A shall pay interests as stipulated in the Contract, and repay principals of the loan as agreed in Article 12.1:

12.1 Principal repayment on maturity date: Party A shall repay all principal of the loan on September 15, 2007.

12.2 Repay the principal by installment according to the date and amount listed in the following table.

No.	Time of repayment	Amount (in capital)	Remarks
1
2
3
4
5

Article 13 Party B is entitled to deduct the principal, interest (including the penalty interest and compound interest) and other accrued expenses, which Party A shall pay according to the Contract, from the account of Party A opened at all the branches of the Bank of Beijing.

Article 14 In case that Party A intends to repay the loan in advance, it shall give a 30-day prior written application to Party B and acquire the consent of Party B; Party B is entitled to collect interests at the term and interest rate stipulated in the Contract.

Chapter 7 Guarantee

Article 15 The guarantee of the loan hereof is in the form of: guarantee of joint and several liability mortgage pledge. Party B and the warrantor will conclude the first Guaranty Contract for detailed guaranty issues:

15.1 Guarantee Contract with the number of 0019360;

15.2 Pledge Contract with the number of _______;

15.3 Mortgage Contract with the number of _______;

Party A hereby confirms that Party B is entitled to exercise the rights in the guaranty contracts listed in this Article to realize the creditor’s rights of Party B. Party A gives up all pleas on the rights of Party B hereinbefore.

Chapter 8 Declaration and Guarantee of Party A

Article 16 Party A hereby declares and guarantees that:

16.1 Party A is a(n)(√legal person/ other organizations/ natural person) that exists legally in accordance with the laws of the People’s Republic of China, and has independent and integral civil capacity;

16.2 This borrowing behavior is determined or authorized by the competent decision-making organ (or person) of Party A, and is the authentic and effective meaning expression of Party A;

16.3 Party A guarantees that the uses of the loan hereof are in compliance with the provisions of laws, regulations, administrative regulations, departmental rules, industrial rules and the Articles of Association or constitutional files of Party A, and has acquired relevant approval and authorization;

16.4 Party A guarantees that the materials and information that it provided to Party B are authentic, accurate and integrated;

16.5 Party A guarantees that during the validity of the Contract, when it needs to undertake liabilities or provide warranty to other persons, it will inform Party B in writing 10 days prior to the happening of the event.

Chapter 9 Rights and Obligations of Both Parties

Article 17 The rights and obligations of Party A are as follows:

17.1 Party A is entitled to withdraw and use the loan according to the term and uses stipulated in the Contract;

17.2 Party A shall repay both the principal and interests of the loan as agreed in the Contract;

17.3 Party A shall accept the investigation, understanding and supervision of Party B to the uses of the loan under the Contract;

17.4 Party A shall actively cooperate with Party B in the investigation, understanding and supervision of Party B to its production, operation and financial position, and provide copies of its financial statements by month to Party B, such as the Balance Sheet, Income Statement, and Cash Flow Statement;

17.5 In the case that any event may constitute threats to the formal operation of Party A or constitute material threat to Party A performing its repayment responsibility under the Contract, Party A shall inform Party B in writing immediately;

17.6 In case that Party A has gone through activities that may change the debtor-creditor relationship of the Contract or affect the rights and interests of Party B, such as consolidation, spin-off, joint-stock reconstruction, contract, lease, asset transfer, joint ownership, investment, applying for suspending business for rectification, applying for dissolution, applying for bankruptcy, Party A shall notify Party B in advance and get the written consent of Party B, or it shall not carry out the behaviors hereinbefore before paying off the loan under the Contract;

17.7 During the validity of the Contract, Party A shall inform Party B of the changes of name, address or legal representative within 3 legitimate working days after the changes;

17.8 In case that Party A needs to transfer its debt under the Contract to the third party, it shall acquire the written consent of Party B.

Article 18 Rights and Obligations of Party B

18.1 Party B is entitled to investigate, understand and supervise the operation of Party A and the uses of the loan, as well as require Party A to provide materials concerning the loan hereof;

18.2 Party B is entitled to deduct the principal, interests, penalty interests, compound interests and other accrued expenses that Party A shall pay according to the Contract from the account of Party A;

18.3 Party B is entitled to withdraw the principal, interests, penalty interests, compound interests of the loan hereof and all the other accrued expenses in advance if any of the circumstances stipulated in Article 19 appears;

18.4 Party B shall loan to Party A as agreed in the Contract;

18.5 Party B shall keep the confidential materials and information provided by Party A in secret, exclusive of the legal consultation;

18.6 Though there is no need for Party B to acquire the consent of Party A when transferring its creditor’s right under the Contract to the third party, it shall notify Party A after the conclusion of the contract for the transfer of creditor’s rights;

18.7 Unless Party B agrees, the payment of Party A shall liquidate the creditor’s right of Party B according to the following sequence: (1) expenses arising from the realization of the creditor’s right; (2) compound interest; (3) penalty interests for overdue payment; (4) interests; (5) principal.

Chapter 10 Responsibility for Breach of Contract

Article 19 Responsibility for breach of the contract

19.1 After the Contract comes into force, both Party A and Party B shall perform their duties stipulated in the Contract, any Party, who does not perform or partially perform his duties stipulated in the Contract, or violates any of its declarations and guarantees made in the Contract, shall assume corresponding responsibilities for breach of contract, and compensate losses therefrom suffered by the other party.

19.2 In the event that Party A fails to repay the principal according to the repayment date stipulated in the Contract, Party B is entitled to collect the penalty interests at the rate of 23.8‰ per day against the overdue amount and days; meanwhile, collect compound interests against the overdue interests according to pertinent provisions of the People’s Bank of China; in case that Party A fails to use the loan as agreed in the Contract, Party B may calculate the penalty interests at 3.06‰ per day against the embezzled amount and days.

19.3 In case that it is due to the default of Party A that Party B has to realize its creditor’s right by means of litigation, Party A shall bear all expenses arising from the realization of the creditor’s right, such as the litigation fees, attorney fees, traveling expenses and other expenses.

Article 20 In case of any of the following circumstances, Party B is entitled to announce the maturity of the Contract immediately, withdraw all the loans that it has issued and stop issuing any loan further.

20.1 Party A fails to use the loan as agreed in the Contract, or pay interest or principals on schedule;

20.2 During the validity of the Contract, Party A encounters such circumstances as poor management, losses or virtual gain and real loss, or debt dispute, or damage or loss of the mortgaged or pledged goods under the contract and other circumstances that may threat the loan safety;

20.3 Party A provides fake financial statements or financial statements holding back important facts to Party B or refuses to accept the supervision of Party B to its uses of loan, production, operation and financial activities;

20.4 Party A fails to perform any obligation stipulated in the Contract, or violates any statement and guarantee hereof, or the warrantor fails to perform any duty provided in the Guaranty Contract;

20.5 Party A encounters any event that may threaten the creditor’s right of Party B while performing the Contract.

Chapter 11 Force Majeure

Article 21 In case that it is due to the force majeure that Party A cannot fulfill his duties under the Contract, Party A shall inform Party A within three legitimate working days as of the date when the force majeure happened, and provide the written certificate on the force majeure issued by local notary office; and negotiate with Party B to conclude an agreement on the modification of the Contract. Otherwise, Party B is entitled to deem that the loan expires and require Party A to repay the principal and interests of the loan hereof in advance and write off the loan limit that has not been withdrawn.

Chapter 12 Dispute Resolution

Article 22 All disputes arising from the implementation of the Contract shall be settled through negotiations. Should no agreement is reached through negotiations and an litigation is necessary, it is under the jurisdiction of the People’s Count where Party B is located (domicile of Party A/ domicile of Party B/ the place where the Contract is entered into).

Chapter 13 Effectiveness, Modification and Termination of the Contract

Article 23 The Contract will come into force according to the second mode:

23.1 Come into force after being signed and stamped by the legal representatives of Party A and Party B/ Principals or their authorized representatives;

23.2 Come into being after being signed and stamped by the legal representatives of Party A and Party B/ Principals or their authorized representatives, and come into force as of the date when the Guaranty Contract stipulated in Chapter 7 of the Contract goes into effect.

Article 24 After the Contract goes into effect, neither Party A nor Party B shall make a bold to change or terminate the Contract in advance. When it is necessary to modify or terminate the Contract, both Parties shall reach consensus through negotiations and concluded written agreement.

Chapter 14 Attachment

Article 25 Attachments of the Contract are as follows:

25.1 Due bill of the loan

25.2

25.3

25.4

25.5

Article 26 Attachments of the Contract constitute the indispensable parts of the Contract and are of equal legal force as the text of the Contract.

Chapter 15 Supplementary Provisions

Article 27 Notices in the form of telegraph or fax will be deemed as arrival when sent out; notices in the form mail will be deemed as arrival 3 days after the mailing.

Article 28 Other issues agreed by both Parties:
___________________________________________________________
___________________________________________________________
___________________________________________________________

Article 29 Party A and Party B may agree on matters uncovered in the Contract and reach written agreement.

Article 30 This Contract is made in triplicate, with Party A, Party B and the guarantee company holding one of equal legal force.

Article 31 This Contract is concluded by and between Party A and Party B in Haidian District on September 15, 2006.

Party A (Stamp):	Party B (Stamp):

Legal Representative (Signature):	Legal Representative (Signature):

(Or Authorized Representative)	(Or Authorized Representative)